ALAMO GROUP INC.

2009 EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

            THIS OPTION AGREEMENT (the “Option Agreement”) is made and entered into as of ________________, 20___ (the “Date of Grant”), by and between Alamo Group Inc., a Delaware corporation (the “Company”), and __________________ (the “Optionee”).  Capitalized terms not defined herein shall have the meaning ascribed to them in the Company’s 2009 Equity Incentive Plan (the “Plan”).

            1.        Notice of Stock Option Grant.  Pursuant to the Plan, the Committee has determined that the Optionee is to be granted a nonqualified stock option (the “Option”) to purchase Shares, subject to the terms and conditions set forth in the Plan and herein, and hereby grants such Option.

2.          Number of Shares and Exercise Price.  The Option hereby entitles the Optionee to purchase ____ Shares (the “Option Shares”) at a price of $_______ per Share (the “Option Exercise Price.”).

3.         Option Term.  The term of the Option and of the Option Agreement (the “Option Term”) shall commence on the Date of Grant and, unless the Option is previously terminated pursuant to Section 6 hereof, shall terminate upon the expiration of ten (10) years from the Date of Grant (the “Expiration Date”).  As of the Expiration Date, all rights of the Optionee hereunder shall terminate.

4.         Conditions of Exercise.

a.   Subject to Sections 6 and 7(b) hereof, the Option shall become vested and exercisable as to 20% of the Option Shares on the first anniversary of the Date of Grant, and as to an additional 20% of the Option Shares on each of the four succeeding anniversaries of the Date of Grant, provided that the Optionee has continuously been a Service Provider through each such date.

b.   Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which the Option has become exercisable and vested may be exercised in whole or in part at any time or from time to time prior to the Expiration Date; provided, however, that the Option may not be exercised for a fraction of a Share.

5.         Method of Exercise.  This Option may be exercised, in whole or in part, by delivery of a written notice of exercise to the Company in such form as may be approved by the Committee from time to time and which may be obtained from the Company’s Administrative department, accompanied by payment in full of the aggregate Option Exercise Price for the exercised Option Shares, together with applicable withholding taxes, in the form of: (i) cash, (ii)  to the extent permitted by applicable law, by means of any cash or cashless exercise procedure through the use of a brokerage arrangement approved by the Committee, (iii) electing to remit unrestricted Shares already owned by the Optionee to the extent the unrestricted Shares have a Fair Market Value on the date of exercise equal to the aggregate Option Exercise Price of the exercised Option Shares, together with applicable withholding taxes, or (iv) any combination of the foregoing.

6.         Effect of Termination of Relationship as a Service Provider.

a.   Termination other than for Death.  If the Optionee ceases to be a Service Provider, other than upon the Optionee’s termination as a Service Provider as a result of the Optionee’s death, the Optionee may exercise this Option within ninety (90) days of such termination of service to the extent this Option is vested on the date the Optionee ceases to be a Service Provider, but in no event later than the expiration of the term set forth in Section 3 hereof.  If on the date the Optionee ceases to be a Service Provider the Optionee is not vested as to this entire Option, the Shares covered by the unvested portion of this Option will revert to the Plan.  If, after the Optionee ceases to be a Service Provider, the Optionee does not exercise this Option within the ninety (90) days described above, the Option will terminate, and the Shares covered by this Option will revert to the Plan.

b.   Termination by Reason of Death.  If the Optionee either (i) dies while a Service Provider, or (ii) dies within the ninety (90) day period following the date the Optionee ceases to be a Service Provider as described in Section 6(a) hereof, this Option may be exercised within twelve (12) months following the Optionee’s death to the extent this Option is vested on the date of the Optionee’s death, but in no event later than the expiration of the term set forth in Section 3 hereof.  Such Option may be exercised by the personal representative of the Optionee’s estate, or by the person(s) to whom the Option is transferred pursuant to the Optionee’s will or in accordance with the laws of descent and distribution, provided that documentation satisfactory to the Committee establishing the right of such personal representative or heir to receive the Option from Optionee is provided to the Committee.   If on the date the Optionee dies the Optionee is not vested as this entire Option, the Shares covered by the unvested portion of this Option will revert to the Plan.  If, after the Optionee dies, this Option is not exercised within the twelve (12) months described above, this Option will terminate, and the Shares covered by this Option will revert to the Plan.

7.         Adjustments; Change in Control.

a.   Adjustments.  This Option and all rights and obligations under this Option Agreement are subject to Section 9 of the Plan.

b.   Change in Control. In the event of a Change in Control, any portion of the Option that is outstanding at such time shall become fully and immediately vested and exercisable, unless the Option is either assumed or an equitable substitution is made therefor.

8.         Rights as a Stockholder.  Neither the Optionee nor any of the Optionee’s successors in interest shall have any rights as a stockholder of the Company with respect to any Option Shares until the Optionee has given written notice of exercise, has paid in full for such shares, and has satisfied the requirements in Section 10 and Section 13 of this Option Agreement.

9.         Nontransferability of Option.  The Optionee may not sell, sell, transfer, pledge, or assign this Option other than by: (i) will or the laws of descent and distribution, or (ii) a qualified domestic relations order within the meaning of Section 414(p) of the Code or any similar instrument.  This Option shall be exercisable during the Optionee’s lifetime only by the Optionee.  Any attempted sale, transfer, pledge, assignment or other disposition of this Option contrary to the provisions hereof shall be null and void and without effect.

10.       Tax Withholding and Obligations.

a.   Pursuant to Section 10 of the Plan, the Company has the right to require the Optionee to remit to the Company in cash an amount sufficient to satisfy any federal, local, state, foreign, or other tax withholding requirements related to the exercise of the Option.  With the approval of the Committee, the Optionee may satisfy the foregoing requirement by electing to have the Company withhold from delivery Shares or by delivering Shares, in each case, having a value equal to the aggregate required minimum tax withholding to be collected by the Company.  Such Shares shall be valued at their Fair Market Value on the date on which the amount of tax to be withheld is determined.  Fractional Share amounts shall be settled in cash.

b.   The Optionee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

11.       Notices.  Whenever any notice is required or permitted hereunder, such notice shall be in writing and shall be given by personal delivery, facsimile, first class mail, certified or registered with return receipt requested.  Any notice required or permitted to be delivered hereunder shall be deemed to have been duly given on the date which it is personally delivered or, whether actually received or not, on the third business day after mailing or 24 hours after transmission by facsimile to the respective parties named below.  Either party may change such party’s address for notices by duly giving notice pursuant hereto.

            If to the Company:        Alamo Group Inc.

                                                Attn: ________________

                                                1627 East Walnut

                                                Seguin, Texas 78155

                                                Facsimile: (830) _________

            If to the Optionee:         ______________________

                                                ______________________

                                                ______________________

                                                Facsimile: ______________

12.       Agreement Not a Contract of Employment.  Neither the Plan, the granting of the Option, the Option Agreement, nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue to be employed by, or to provide services as a Service Provider  to the Company or a Company’s direct or indirect subsidiary.

13.       Compliance with Laws.

a.   Shares shall not be issued pursuant to the exercise of the Option granted hereunder unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Company shall be under no obligation to effect the registration pursuant to the Securities Act of 1933, as amended, of any interests in the Plan or any Shares to be issued hereunder or to effect similar compliance under any state laws.

b.   All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares may then be listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be placed on any such certificates to make appropriate reference to such restrictions. The Committee may require, as a condition of the issuance and delivery of certificates evidencing Shares pursuant to the terms hereof, that the recipient of such Shares make such agreements and representations as the Committee, in its sole discretion, deems necessary or desirable.

14.       Protections Against Violations of Agreement.  No purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any of the Option Shares by any holder thereof in violation of the provisions of this Option Agreement or the Certificate of Incorporation or the Bylaws of the Company, will be valid, and the Company will not transfer any such Option Shares on its books nor will any of such Option Shares be entitled to vote, nor will any dividends be paid thereon, unless and until there has been full compliance with such provisions to the satisfaction of the Company.  The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

15.       Failure to Enforce Not a Waiver.  The failure of the Company to enforce at any time any provision of the Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

16.        Governing Law.  The Option Agreement shall be governed by the laws of the State of Delaware without regard to its principles of conflict of laws.

17.        Incorporation of the Plan.  The Plan, as it exists on the date of the Option Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of the Option Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

18.         Amendments.  This Option Agreement may be amended or modified at any time, but only by an instrument in writing signed by each of the parties hereto.

19.        Authority of Committee.  The Committee shall have full authority to interpret and construe the terms of the Plan and the Option Agreement.  The determination by the Committee as to any such matter of interpretation or construction shall be final, binding, and conclusive.

20.          Binding Effect.  The Option Agreement shall apply to and bind the Optionee and the Company and their respective permitted assignees or transferees, heirs, legatees, executors, administrators, and legal successors.

21.          Tax Representation.  The Optionee hereby represents that he or she has reviewed with his or her own tax advisors the federal, state, local, and foreign tax consequences of the transactions contemplated by this Option Agreement.  The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  The Optionee understand that he or she (and not the Company) shall be responsible for any tax liability that may arise as a result of the transactions contemplated by the Option Agreement

22.           Acceptance.  The Optionee hereby acknowledges receipt of a copy of the Plan and this Option Agreement.  Optionee has read and understands the terms and provisions thereof, and accepts the Option subject to all terms and conditions of the Plan and the Option Agreement.

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            IN WITNESS WHEREOF, the parties hereto have executed and delivered this Option Agreement on the day and year first written above.

                                                                        COMPANY:

                                                                        ALAMO GROUP INC.

                                                                        By: ______________________________________

                                                                                    ________________, its ________________

                                                                        OPTIONEE:

                                                                        Signature: _________________________________

                                                                        Name: ____________________________________

                                                                        Address: __________________________________

                                                                        __________________________________________

                                                                        Telephone No.: _____________________________

                                                                        Social Security No.: _________________________